Exhibit (11) - Statement Re:  Computation of Earnings Per Share

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

                                                                            Three Months Ended               Nine Months Ended
                                                                       September 30,   September 30,   September 30,   September 30,
                                                                           1997            1996            1997            1996
Primary:
Average shares outstanding                                              3,091,499       2,069,673       2,413,131       2,069,066
Net effect of dilutive stock options - based on the treasury
  stock method using average market price                                  55,232          15,351          52,453          15,237

Total                                                                   3,146,731       2,085,024       2,465,584       2,084,303
                                                                       ==========      ==========      ==========      ==========

Net income                                                             $  983,521      $  538,766      $2,180,058      $1,317,697
                                                                       ==========      ==========      ==========      ==========

Per share amount                                                       $     0.31      $     0.26      $     0.87      $     0.63
                                                                       ==========      ==========      ==========      ==========

Fully diluted:
Average shares outstanding                                              3,091,499       2,069,673       2,413,131       2,069,066
Net effect of dilutive stock options - based on the treasury stock method using average market price which is greater
  than quarter-end market price                                            65,294          15,482          56,154          15,798

Total                                                                   3,156,793       2,085,155       2,469,285       2,084,864
                                                                       ==========      ==========      ==========      ==========

Net income                                                             $  983,521      $  538,766      $2,180,058      $1,317,697
                                                                       ==========      ==========      ==========      ==========

Per share amount                                                       $     0.31      $     0.26      $     0.87      $     0.63
                                                                       ==========      ==========      ==========      ==========
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